Exhibit 99.1

FIRST AMENDMENT TO VOTING AGREEMENT

This First Amendment to Voting Agreement (“First Amendment”) is entered into as of October 4, 2013 by and among Parkway Properties, Inc., (“Parent”), Parkway Properties LP (“Parent LP”, and, together with Parent, the “Parent Parties”) and the undersigned stockholders (each a “Stockholder” and collectively, the “Stockholders”) of Thomas Properties Group, Inc. (“Company”).

Parent Parties and Stockholders are parties to a Voting Agreement dated as of September 4, 2013 (“Voting Agreement”).

Parent Parties and Stockholders have determined that Schedule A attached to the Voting Agreement failed to reflect certain shares of stock in Company owned by Stockholders.

Parent Parties and Stockholders hereby substitute the attached Schedule A in place of the Schedule A which was attached to the Voting Agreement and any reference to Schedule A in the Voting Agreement shall be deemed to refer to the Schedule A attached hereto.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this First Amendment to be duly executed on the date and year first above written.

PARENT

PARKWAY PROPERTIES, INC.

By:	/s/ David O’Reilly
Name:	David O’Reilly
Title:	Chief Financial Officer and
Chief Investment Officer

By:	/s/ Jeremy Dorsett
Name:	Jeremy Dorsett
Title:	General Counsel

PARENT LP

PARKWAY PROPERTIES LP

By:	PARKWAY PROPERTIES
GENERAL PARTNERS, INC., its
General Partner

By:	/s/ David O’Reilly
Name:	David O’Reilly
Title:	Chief Financial Officer and
Chief Investment Officer

By:	/s/ Jeremy Dorsett
Name:	Jeremy Dorsett
Title:	General Counsel

STOCKHOLDERS:

/s/ James A. Thomas
James A. Thomas

MAGUIRE THOMAS PARTNERS-PHILADELPHIA, LTD.

By:	THOMAS PARTNERS, INC.
Its General Partner

By:	/s/ James A. Thomas
Name:	James A. Thomas
Title:	President

THOMAS INVESTMENT PARTNERS, LTD.

By:	THOMAS PARTNERS, INC.
Its General Partner

By:	/s/ James A. Thomas
Name:	James A. Thomas
Title:	President

MAGUIRE THOMAS PARTNERS-COMMERCE SQUARE II, LTD.

By:	THOMAS DEVELOPMENT PARTNERS-PHASE II, INC.
Its General Partner

By:	/s/ James A. Thomas
Name:	James A. Thomas
Title:	President

THOMAS PARTNERS, INC.

By:	/s/ James A. Thomas
Name:	James A. Thomas
Title:	President

THE LUMBEE CLAN TRUST

By:	/s/ James A. Thomas
Name:	James A. Thomas
Title:	Trustee

THOMAS MASTER INVESTMENTS, LLC

By:	THOMAS PARTNERS, INC.
Its Managing Member

By:	/s/ James A. Thomas
Name:	James A. Thomas
Title:	President

Acknowledged:

COMPANY

THOMAS PROPERTIES GROUP, INC.

By:	/s/ James A. Thomas
Name:	James A. Thomas
Title:	President and Chief Executive Officer

Schedule A

Name	Common Stock	Limited Voting Stock	OP Units (Paired with Limited Voting Stock)	Restricted Common Stock (Unvested)
James A. Thomas	1,800			87,996
Maguire Thomas Partners - Philadelphia, Ltd.		3,514,557	3,514,557
Thomas Investment Partners, Ltd.	2,814,800	3,204,761	3,204,761
Maguire Thomas Partners - Commerce Square II, Ltd.		2,308,452	2,308,452
Thomas Partners, Inc.		136,866	136,866
Thomas-Pastron Family Partnership, L.P.	666,382
The Lumbee Clan Trust	807,631	1,852,818	1,852,818
Thomas Master Investments, LLC		629,495	629,495
Rosemary Pastron Trust	10,193
Otto Pastron Trust	10,386
Otto Pastron CUTMA	550
James A. Thomas (voting agreement with MIRELF IV TPGI, LLC)	7,338,260
James A. Thomas (voting agreement with MIRELF IV TPGI II, LLC)	1,357,393

Total	13,007,395	11,646,949	11,646,949	87,996